FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 1, 2010

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

60 Heartland Blvd., Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(631) 586-5200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2010, the board of directors (the “Board”) of CPI Aerostructures, Inc. (the “Company”) appointed Douglas McCrosson as the Company’s chief operating officer.

                Mr. McCrosson, 46 years old, has been with the Company since May 2003, serving as director of business development from May 2003 to January 2006, vice president of business development from January 2006 to January 2007, as vice president of operations since February 2007 and as senior vice president of operations since January 2009. From 1997 to May 2003, Mr. McCrosson was corporate secretary and vice president of Frisby Technologies, Inc. From 1988 to 1997, he was employed by Frisby Aerospace, Inc. in various engineering and marketing positions. He started his professional career as a mechanical engineer at Grumman Corporation. Mr. McCrosson holds a Bachelor of Science degree in mechanical engineering from the State University of New York at Buffalo and a Master of Science degree in Management from Polytechnic University.

A copy of the press release announcing Mr. McCrosson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated; January 4, 2010	CPI AEROSTRUCTURES, INC.

By:	/s/ Edward J. Fred
Edward J. Fred
Chief Executive Officer